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                                                                 EXHIBIT 23.1


           CONSENT OF ERNST & YOUNG REVISEURS D'ENTREPRISES S.C.C.
                             INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 1997 except for Note 9, which is as of July 15, 1997 in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-37719) and related Prospectus of Hermes Europe Railtel B.V. dated on or about December 11, 1997.

                               /s/ Ernst & Young Reviseurs d'Entreprises S.C.C.


Brussels, Belgium
December 8, 1997